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                                                     EXHIBIT NO. 99.8(e)

                      THIRD AMENDMENT TO LETTER AGREEMENT



         The custodian agreement letter (the "Letter Agreement") dated December 6, 1934 between Massachusetts Investors Trust (referred to herein as the
"Trust") and State Street Bank and Trust Company (the "Custodian"), as previously amended by Letter Agreements dated August 1, 1978 and December 31, 1978, is hereby amended to include the following provisions in order to allow the Trust to participate in the Direct Paper System.

1.       Holding Securities

         The Custodian shall hold and physically segregate for the account of the Trust all non-cash property, including all securities owned by the Trust, other than (a) securities which are maintained in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System" and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian.

2.       Delivery of Securities

         The Custodian shall release and deliver securities owned by the Trust held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in following cases:

         1) Upon sale of such securities for the account of the Trust and receipt of payment therefor;

         2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Trust;

         3)       In the case of sale effected through a Securities System;

         4) To the depository agent in connection with tender or other similar offers for portfolio securities of the Trust;

         5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;
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         6) To the issuer thereof,  or its agent,  for transfer into the name of the Trust or into the name of any nominee or nominees of the Custodian (or its agent); or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

         7) Upon the sale of such securities for the account of the Trust, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

         8)  For  exchange  or  conversion  pursuant  to  any  plan  of  merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar secretaries or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         10) For delivery in connection with any loans of securities made by the Trust, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Trust prior to the receipt of such collateral;

         11) For delivery as security in connection with any borrowings by the Trust requiring a pledge of assets by the Trust, but only against receipt of amounts borrowed;

         12) For delivery in accordance with the provisions of any agreement among the Trust; the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national
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securities  exchange,  or of any  similar  organization  or  organizations, regarding escrow or other arrangements in connection with transactions by the Trust;

         13) For delivery in accordance with the provisions of any agreement among the Trust, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Trust;

         14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Trust, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Trust's currently effective prospectus and statement of additional information ("prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

         15) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business trust purpose, and naming the person or persons to whom delivery of such securities shall be made.

3.       Payment of Trust Monies

         Upon  receipt  of  Proper   Instructions,   which  may  be   continuing
instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Trust in the following cases only:

         1) Upon the purchase of securities, options, futures contracts or options on futures contracts for the account of the Trust but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Trust or in the name of a nominee of the Custodian or in proper form for transfer; (b) in the case of a purchase effected through a Securities System; (c) in the case of a purchase involving the Direct Paper System or (d) in the case of repurchase agreements entered into between the Trust and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such
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securities or (ii) against delivery of the receipt  evidencing  purchase by the Trust of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Trust or
(e) for transfer to a time deposit account of the Trust in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions.

4.       Trust Assets Held in the Custodian's Direct Paper System

         The Custodian may deposit and/or maintain securities owned by the Trust in the Direct Paper System of the Custodian subject to the following provisions:

         1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions;

         2) The Custodian may keep securities of the Trust in the Direct Paper System only if such securities are represented in an account of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         3) The records of the Custodian with respect to securities of the Trust which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Trust;

         4) The Custodian shall pay for securities purchased for the account of the Trust upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Trust. The Custodian shall transfer securities sold for the account of the Trust upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Trust;

         5) The Custodian shall furnish the Trust confirmation of each transfer to or from the account of the Trust, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Trust copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Trust;

         6) The Custodian shall provide the Trust with any report on its system of internal accounting control as the Trust may reasonably request from time to time.

5.       Proper Instructions

         Proper Instructions means a writing signed or initialled by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific
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statement  of  the  purpose  for  which  such  action  is  requested.  Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Trust accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Trust's assets.

6.       Effective Period, Termination and Amendment

         The Letter Agreement as amended hereby shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing

         Upon termination of the Letter Agreement, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

         To the extent any provision of this amendment conflicts with the Letter Agreement together with any prior amendments thereto, the provisions of this amendment shall control.

         Except  as  otherwise   expressly  amended  and  modified  herein,  the
provisions of the Letter Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representatives and its Seal to be hereto affixed as of the 21st day of October, 1993.

ATTEST:                                MASSACHUSETTS INVESTORS
                                         TRUST

LINDA J. HOARD                         By:     A. KEITH BRODKIN
Linda J. Hoard                                 A. Keith Brodkin


ATTEST:                                STATE STREET BANK &
                                         TRUST COMPANY

ILLEGIBLE                              By:     DONALD E. LOGUE
(Illegible)                                    Donald E. Logue
                                               Vice President